UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2014

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	333-181229	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(203) 723-3576

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 23, 2014, Ekso Bionics Holdings, Inc. (the “Company”) commenced an issuer tender offer with respect to certain warrants to purchase common stock of the Company in order to provide the holders thereof with the opportunity to amend and exercise their warrants upon the terms and subject to the conditions set forth in the Company’s tender offer statement on Schedule TO and the related exhibits included therein (the “ Offering Materials”) filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2014.

The Company is offering to amend, upon the terms and subject to the conditions set forth in the Offering Materials, warrants to purchase an aggregate of 30,300,000 shares of common stock of the Company (the “Offer to Amend and Exercise”), consisting of outstanding warrants to purchase 30,300,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $2.00 per share, issued to investors participating in the Company’s private placement financing with respect to which closings occurred on January 15, 2014, January 29, 2014 and February 6, 2014 (the “Original Warrants”).

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) reduce the exercise price to $1.00 per share of common stock in cash, (ii) shorten the exercise period so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on November 20, 2014, as such expiration date may be extended by the Company in its sole discretion (the “Expiration Date”), (iii) delete any price-based anti-dilution provisions; (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of fifty (50) days after the Expiration Date (the “Lock-Up Period”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants by significantly reducing both the exercise price and the exercise period of the Original Warrants in order to help the Company reduce its outstanding warrant liability and to provide funds to support the Company’s operations.

The Company believes the Offer to Amend and Exercise will help the Company reduce the warrant liability recorded by the Company on its financial statements, which is an impediment to the Company’s longer term goal to pursue a listing of its Common Stock on a national securities exchange. Due to the price-based weighted-average anti-dilution provisions contained in the Original Warrants, the Company is required to record a derivative liability on its balance sheet each fiscal quarter for these warrants for so long as they are not exercised and have not expired. In addition, the Company is required to record any change in the value of the warrants on a quarterly basis. The warrant liability is primarily affected by changes in the Company’s stock price, which causes the warrant liability to fluctuate as the market price of the Company’s stock fluctuates. The warrant liability required to be recorded by the Company may have the adverse effect of substantially reducing the Company’s stockholders’ equity. The initial listing standards applicable to the Company for both the NYSE MKT and NASDAQ require that a company meet minimum stockholders’ equity requirements.

The Company plans to use the net proceeds from the Offer to Amend and Exercise to fund its ongoing operations, including the Company’s efforts to accelerate adoption of its Ekso TM in the medical rehabilitation market, to develop its medical product offerings for use outside the rehabilitation environment, and to explore opportunities in able-bodied exoskeleton applications on its own or with partners.

As of September 30, 2014, the Company’s cash and cash equivalents were $7,180,000 compared to $10,970,000 at June 30, 2014. During the three months ended September 30, 2104, the Company used $3,790,000 of cash in operations compared to $5,680,000 and $3,610,000 for the three month periods ended March 31, 2014 and June 30, 2014, respectively. The Company believes its cash resources as of September 30, 2104 are sufficient to fund its current business plan, support operations, fund research and development and meet current obligations into the second quarter of 2015. Assuming that all of the Original Warrants are exercised in the Offer to Amend and Exercise resulting in estimated net proceeds of $28,745,000, the Company anticipates it would have sufficient capital to fund its current business plan, support operations, fund research and development and meet current obligations until at least the end of 2016.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If holders choose not to participate in the Offer to Amend and Exercise, their Original Warrants will remain in full force and effect, as originally issued with an exercise price of $2.00 per share; provided, however, that the Original Warrants may be amended with the Requisite Approval (as defined below) to remove any price-based anti-dilution terms, as provided in the Anti-Dilution Amendment (as defined below).

The period during which Original Warrants may be amended and exercised on the terms described above will commence on October 23, 2014 through the Expiration Date.

The Company will agree to amend all Original Warrants held by eligible holders who elect to participate in the Offer to Amend and Exercise, upon the terms and subject to the conditions of the Offer to Amend and Exercise and the accompanying Election to Consent, Participate and Exercise Warrant included with the Offering Materials.

Regardless of whether a holder elects to participate in the Offer to Amend and Exercise, the Company is requesting that the holders of the Original Warrants nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”). The terms of the Original Warrants may be amended with the consent of the Company and the holders of a majority of the Warrant Shares issuable upon exercise of the Original Warrants (the “Requisite Approval”). If the Requisite Approval is received, the Original Warrants that are not exercised in the Offer to Amend and Exercise will be amended to remove the price-based anti-dilution provisions contained in the Original Warrants as provided in the Anti-Dilution Amendment.

In addition to the Original Warrants, there are outstanding warrants to purchase an aggregate of 6,376,363 shares of the Company’s common stock comprised of the following separate classes of warrants: (i) outstanding warrants to purchase 2,500,000 shares of the Company’s common stock at an exercise price of $1.00 per share, issued on January 15, 2014 to investors participating in the Ekso Bionics bridge financing completed in November 2013 (the “Bridge Warrants”); (ii) outstanding warrants to purchase 2,530,000 shares of the Company’s common stock at an exercise price of $1.00 per share, issued to the placement agent and its sub-agents in the Company’s private placement financing with respect to which closings occurred on January 15, 2014, January 29, 2014 and February 6, 2014 (the “PPO Agent Warrants”); (iii) outstanding warrants to purchase 500,000 shares of the Company’s common stock at an exercise price of $1.00 per share, issued on January 15, 2014 to the placement agent and its sub-agents in the Ekso Bionics, Inc. (“Ekso Bionics”) bridge financing completed in November 2013 (the “Bridge Agent Warrants”); (iv) outstanding warrants to purchase 225,000 shares of the Company’s common stock at an exercise price of $1.00 per share, issued on January 15, 2014 to a  prior lender of Ekso Bionics (the “PPO Lender Warrant”); (v) outstanding warrants to purchase 591,897 shares of the Company’s common stock at an exercise price of $1.3781 per share, which warrants were originally issued between May 20, 2013 and September 27, 2013 to investors participating in Ekso Bionics’ pre-Merger private placement financings; and (vi) the outstanding warrant to purchase 29,466 shares of the Company’s common stock at an exercise price of $1.3781 per share, issued on January 15, 2014 to a prior lender of Ekso Bionics.

The Bridge Warrants, PPO Agent Warrants, Bridge Agent Warrants and PPO Lender Warrants contain the same type of price-based weighted-average anti-dilution provisions as the Original Warrants. Like the Original Warrants, the terms of each of the Bridge Warrants, PPO Agent Warrants, Bridge Agent Warrants and PPO Lender Warrants may be amended with the consent of the Company and the holders of warrants exercisable to purchase a majority of the shares issuable upon exercise of the respective class of warrants. Separate and apart from the Offer to Amend and Exercise, the Company intends to seek the requisite consent of the holders of each such class of warrants in order to remove the price-based anti-dilution provisions from such warrants.

Business Update

Recent Milestones

Since closing on our private placement financing in the first quarter of 2014, the Company has accomplished the following milestones:

•	We shipped 18 units in the third quarter of 2014, bringing the number of units shipped in the first nine months of 2014 to 45, 350% of the same period of 2013 and more than double the units we shipped in all of 2013.

•	We have increased utilization of Ekso medical devices, as demonstrated by our having crossed the 12 million steps taken milestone.

•	A partner, SoldierSocks, a 501(c)(3) company dedicated to working with veterans and veterans organizations, has established a goal to purchase 80 Ekso suits over the next 3 years for VA Hospitals, organizations serving veterans, and eventually direct to veterans.

•	In the first known comparison study of human exoskeletons, the Ekso GT robotic exoskeleton was designated the best choice among exoskeletons evaluated by Bergmannstrost Center, a top rated hospital for rehabilitation research. Additionally, we have had significant positive clinical data presented by world renowned clinics including The Kessler Foundation, Rehabilitation Institute of Chicago, Miami Project and BG Klinikum Bergmannstrost to name a few.

•	We continued to build our medical device team, including the addition of a Chief Commercial Officer, a VP of Medical Engineering and a Director of Product Management.

Regulatory Plans

The Company’s Ekso GT robotic exoskeleton has been registered and listed as a Powered Exercise Equipment device (Class I) since February 2012.  During that time, there have been no reportable events in the device’s commercial lifetime, indicating a risk profile in line with its classification.  The indications for use of the Company’s Ekso robotic exoskeleton and their presentation in device labeling and promotional material have remained consistent.  The FDA has neither made a determination about whether the Company’s medical products are Class I medical devices nor has it notified the Company regarding a change to the device registration or classification applicable to the Company’s robotic exoskeleton.

On June 26, 2014, the FDA announced the creation of a new product classification for Powered Exoskeleton devices. This new product classification was designated as being Class II. While the new Powered Exoskeleton classification is broadly similar to the Ekso robotic exoskeleton, it includes specific terms, such as “user controlled” and “wrist worn wireless interface,” that do not apply to the Ekso robotic exoskeleton in its current marketed form as a clinical device for gait training by medical personnel.  The “user controlled” and “wrist worn wireless interface” features are, however, in line with a robotic exoskeleton that is intended for use outside the supervision of medical staff (i.e. in the home/community), for which the Ekso labeling clearly contraindicates.  As a result of these discrepancies, some ambiguity exists as to the application of this product classification to the Ekso robotic exoskeleton.

The Company has determined to proactively file with the FDA a Premarket Notification (called the 510(k)) seeking clearance to market the current device under the new Powered Exoskeleton device classification, and expects to make this filing in the fourth quarter of 2014. The Company intends to continue marketing the Ekso robotic exoskeleton under its current Class I registration and listing with its current indications for use until 510(k) clearance is either granted or denied by the FDA or the Company is otherwise notified by the FDA. The Company believes that in situations where the class of a product has been elevated by the FDA, manufacturers are normally given ample time to seek clearance at the new class level. Investors interested in FDA precedent for this situation may wish to refer to the treatment of automated external defibrillators (AEDs) and solar lamps as examples.

Important Information

The information in this Form 8-K is for informational purposes only, and the foregoing reference to the tender offer shall not constitute an offer to buy, exchange or amend securities or constitute the solicitation of an offer to sell, exchange or amend any of the Company’s securities. The Company filed a tender offer statement on Schedule TO and the offering materials related to the tender offer, including the Offer to Amend and Exercise, the Election to Consent, Participate and Exercise Warrant, forms of Amended Warrants and Notice of Withdrawal, with the SEC. These documents contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These documents may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, these documents (and all other materials filed by the Company with the SEC) may be obtained at no charge by directing a request to Ekso Bionics Holdings, Inc., 1414 Harbour Way South, Suite 1201 Richmond, California 94804, Attn: Corporate Secretary, telephone number (203) 723-EKSO.

The Company has retained Katalyst Securities LLC and EDI Financial, Inc. as co-exclusive warrant agents for the Offer to Amend and Exercise (the “Warrant Agents”). The Warrant Agents may be reached at:

Katalyst Securities LLC	EDI Financial, Inc.
15 Maiden Lane, Suite 601	142 East 42nd Street, Suite 1616
New York, New York 10038	New York, New York 10168
Attention: Michael Silverman	Attention: David Landskowsky
(917) 696-1708	(212) 612-3223

The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. The Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act. In addition, the tender offer is not being made to warrant holders in any U.S. state in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, contains “forward-looking statements.” Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including strategic and other plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance the Company’s technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of the Company’s sales and marketing organization or partners to market the Company’s products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical device products, lack of product diversification, volatility in the price of the Company's raw materials, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including its current report on Form 8-K/A filed with the SEC on March 31, 2014. These forward-looking statements are made as of the date of this Current Report, and the Company does not undertake an obligation to update these forward-looking statements after such date.

The information furnished on this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Nathan Harding
Name:	Nathan Harding
Title:	Chief Executive Officer

Dated: October 23, 2014